Exhibit 99.1

Analog Devices Reports Third Quarter Fiscal 2023 Financial Results
•Revenue of $3.08 billion with continued year-over-year growth in Industrial & Automotive
•Operating cash flow of $4.8 billion and free cash flow of $3.7 billion on a trailing twelve-month basis
•Returned $1.1 billion to shareholders via $0.7 billion in share repurchases and $0.4 billion in dividends during the third quarter
WILMINGTON, Mass.--(BUSINESS WIRE)--August 23, 2023--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its third quarter fiscal year 2023, which ended July 29, 2023.
“In a challenging operating environment, ADI executed well, and delivered third quarter results within our expectations. However, the customer inventory adjustments we mentioned last quarter have accelerated as economic conditions deteriorate and our lead times continue to improve,” said Vincent Roche, CEO and Chair. “Despite the near-term turbulence, we have built a resilient business over many decades defined by our diversified customer and product portfolio and our flexible hybrid manufacturing model. This enables us to endure softer demand periods, while sustaining strategic investments to ensure we capitalize when the business inflects.”
Roche continued, “Our tremendous optimism in ADI’s long-term outlook is undiminished. In this rapidly digitalizing world, our portfolio is aligned to an unprecedented number of secular trends, including Industry 4.0, Electrification, Digital Healthcare, Immersive Consumer, and Advanced Connectivity. These trends, coupled with our cutting-edge solutions, will enable ADI to empower the next waves of innovation at the Intelligent Edge, and unlock value for all stakeholders.”

Performance for the Third Quarter of Fiscal 2023

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jul. 29, 2023	Jul. 30, 2022	Change
Revenue	$3,076	$3,110	(1)%
Gross margin	$1,962	$2,043	(4)%
Gross margin percentage	63.8%	65.7%	(190 bps)
Operating income	$929	$893	4%
Operating margin	30.2%	28.7%	150 bps
Diluted earnings per share	$1.74	$1.44	21%

Adjusted Results
Adjusted gross margin	$2,222	$2,304	(4)%
Adjusted gross margin percentage	72.2%	74.1%	(190 bps)
Adjusted operating income	$1,470	$1,557	(6)%
Adjusted operating margin	47.8%	50.1%	(230 bps)
Adjusted diluted earnings per share	$2.49	$2.52	(1)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jul. 29, 2023	Jul. 29, 2023
Net cash provided by operating activities		$1,142	$4,780
% of revenue		37%	37%
Capital expenditures		$(325)	$(1,090)
Free cash flow		$818	$3,690
% of revenue		27%	29%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jul. 29, 2023	Jul. 29, 2023
Dividend paid		$(430)	$(1,641)
Stock repurchases		(687)	(3,312)
Total cash returned		$(1,117)	$(4,954)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Fourth Quarter of Fiscal Year 2023

For the fourth quarter of fiscal 2023, we are forecasting revenue of $2.70 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 26.8%, +/-130 bps, and adjusted operating margin of approximately 44.0%, +/-70 bps. We are planning for reported EPS to be $1.19, +/-$0.10, and adjusted EPS to be $2.00, +/-$0.10.

Our fourth quarter fiscal 2023 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.86 per outstanding share of common stock. The dividend will be paid on September 14, 2023 to all shareholders of record at the close of business on September 5, 2023.

Conference Call Scheduled for Today, Wednesday, August 23, 2023 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2023 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as (benefit from) provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above, an income tax benefit from a discrete item related to a federal corporate income tax relief claim, certain other income tax benefits associated with prior periods and an income tax benefit from a discrete tax item related to the consolidation of certain subsidiaries. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY22 and approximately 25,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding financial performance; economic uncertainty, business cycles, and demand and supply chains; capital expenditures; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends and acceleration of those trends, market share gains, and growth opportunities; expected product solutions, offerings, capabilities, and applications and the importance of our product offerings and technologies to our customers; market position; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending or cancellations of orders for our products; unavailability of raw materials, services, supplies or manufacturing capacity; disruptions to our manufacturing operations or our ability to execute our business strategy; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel including as a result of labor shortages; changes in demand for semiconductors; attempted or actual security breaches and other cybersecurity incidents that disrupt our operations; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Jul. 29, 2023	Jul. 30, 2022	Jul. 29, 2023	Jul. 30, 2022
Revenue	$3,076,495	$3,109,880	$9,589,055	$8,766,237
Cost of sales	1,114,880	1,066,738	3,358,553	3,376,578
Gross margin	1,961,615	2,043,142	6,230,502	5,389,659
Operating expenses:
Research and development	423,751	431,829	1,253,600	1,279,510
Selling, marketing, general and administrative	334,113	326,942	984,648	929,615
Amortization of intangibles	250,719	252,864	756,882	759,707
Special charges, net	23,539	138,201	46,675	244,603
Total operating expenses	1,032,122	1,149,836	3,041,805	3,213,435
Operating income	929,493	893,306	3,188,697	2,176,224
Nonoperating expense (income):
Interest expense	69,346	51,189	193,051	$152,701
Interest income	(8,794)	(1,797)	(32,198)	$(2,578)
Other, net	(5,880)	(4,023)	(8,373)	$(24,636)
Total nonoperating expense (income)	54,672	45,369	152,480	125,487
Income before income taxes	874,821	847,937	3,036,217	2,050,737
(Benefit from) provision for income taxes	(2,198)	98,952	220,068	238,402
Net income	$877,019	$748,985	$2,816,149	$1,812,335

Shares used to compute earnings per common share - basic	500,018	517,011	503,951	521,557
Shares used to compute earnings per common share - diluted	503,503	520,550	507,804	525,652

Basic earnings per common share	$1.75	$1.45	$5.59	$3.47
Diluted earnings per common share	$1.74	$1.44	$5.55	$3.45

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jul. 29, 2023	Oct. 29, 2022
Cash & cash equivalents	$1,149,246	$1,470,572
Accounts receivable	1,616,243	1,800,462
Inventories	1,709,313	1,399,914
Other current assets	360,383	267,044
Total current assets	4,835,185	4,937,992
Net property, plant and equipment	2,922,781	2,401,304
Goodwill	26,913,134	26,913,134
Intangible assets, net	11,762,655	13,265,406
Deferred tax assets	2,224,880	2,264,888
Other assets	688,104	519,626
Total assets	$49,346,739	$50,302,350

Current liabilities	$2,831,018	$2,442,655
Long-term debt	6,437,650	6,548,625
Deferred income taxes	3,150,748	3,622,538
Other non-current liabilities	1,023,577	1,223,209
Shareholders' equity	35,903,746	36,465,323
Total liabilities & shareholders' equity	$49,346,739	$50,302,350

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Jul. 29, 2023	Jul. 30, 2022	Jul. 29, 2023	Jul. 30, 2022
Cash flows from operating activities:
Net income	$877,019	$748,985	$2,816,149	$1,812,335
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	86,204	75,619	251,785	212,635
Amortization of intangibles	501,488	503,350	1,505,201	1,512,250
Stock-based compensation expense	82,970	84,874	227,113	242,809
Gain on sale of property, plant, and equipment	—	(4,352)	—	(4,352)
Non-cash impairment charge	—	91,953	—	91,953
Cost of goods sold for inventory acquired	—	—	—	271,396
Deferred income taxes	(151,283)	(82,136)	(431,393)	(205,128)
Operating lease assets and liabilities	11,847	9,739	4,945	(17,958)
Other	4,515	3,164	14,185	(7,061)
Changes in operating assets and liabilities	(270,306)	(183,350)	(757,645)	(582,813)
Total adjustments	265,435	498,861	814,191	1,513,731
Net cash provided by operating activities	1,142,454	1,247,846	3,630,340	3,326,066
Cash flows from investing activities:
Additions to property, plant and equipment	(324,574)	(164,884)	(785,070)	(394,796)
Other	(2,173)	30,751	(2,254)	43,761
Net cash used for investing activities	(326,747)	(134,133)	(787,324)	(351,035)
Cash flows from financing activities:
Proceeds from revolver	—	400,000	—	400,000
Payments on revolver	—	(400,000)	—	(400,000)
Early termination of debt	—	—	(65,688)	(519,116)
Proceeds from commercial paper notes	2,392,874	—	2,646,509	—
Payments of commercial paper notes	(2,101,799)	—	(2,101,799)	—
Repurchase of common stock	(686,510)	(905,973)	(2,494,018)	(1,758,832)
Dividend payments to shareholders	(430,467)	(394,018)	(1,251,121)	(1,154,207)
Proceeds from employee stock plans	45,990	9,960	113,002	30,013
Other	(64,158)	(28,376)	(11,227)	(1,718)
Net cash used for financing activities	(844,070)	(1,318,407)	(3,164,342)	(3,403,860)
Effect of exchange rate changes on cash	—	(8,080)	—	(24,175)
Net decrease in cash and cash equivalents	(28,363)	(212,774)	(321,326)	(453,004)
Cash and cash equivalents at beginning of period	1,177,609	1,737,734	1,470,572	1,977,964
Cash and cash equivalents at end of period	$1,149,246	$1,524,960	$1,149,246	$1,524,960

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of revenue within, each end market.

	Three Months Ended
	July 29, 2023			July 30, 2022
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,629,201	53%	4%	$1,566,885	50%
Automotive	747,554	24%	15%	648,153	21%
Communications	380,504	12%	(23)%	491,515	16%
Consumer	319,236	10%	(21)%	403,327	13%
Total revenue	$3,076,495	100%	(1)%	$3,109,880	100%

	Nine Months Ended
	July 29, 2023			July 30, 2022
	Revenue	% of Revenue[1]	Y/Y %	Revenue	% of Revenue[1]
Industrial	$5,092,879	53%	15%	$4,439,232	51%
Automotive	2,226,277	23%	23%	1,810,803	21%
Communications	1,319,931	14%	(4)%	1,378,352	16%
Consumer	949,968	10%	(17)%	1,137,850	13%
Total revenue	$9,589,055	100%	9%	$8,766,237	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Jul. 29, 2023	Jul. 30, 2022	Jul. 29, 2023	Jul. 30, 2022
Gross margin	$1,961,615	$2,043,142	$6,230,502	$5,389,659
Gross margin percentage	63.8%	65.7%	65.0%	61.5%
Acquisition related expenses	260,557	260,628	787,383	1,049,991
Adjusted gross margin	$2,222,172	$2,303,770	$7,017,885	$6,439,650
Adjusted gross margin percentage	72.2%	74.1%	73.2%	73.5%

Operating expenses	$1,032,122	$1,149,836	$3,041,805	$3,213,435
Percent of revenue	33.5%	37.0%	31.7%	36.7%
Acquisition related expenses	(254,719)	(259,648)	(770,071)	(782,752)
Acquisition related transaction costs	(1,837)	(5,417)	(7,069)	(26,846)
Special charges, net	(23,539)	(138,201)	(46,675)	(244,603)
Adjusted operating expenses	$752,027	$746,570	$2,217,990	$2,159,234
Adjusted operating expenses percentage	24.4%	24.0%	23.1%	24.6%

Operating income	$929,493	$893,306	$3,188,697	$2,176,224
Operating margin	30.2%	28.7%	33.3%	24.8%
Acquisition related expenses	515,276	520,276	1,557,454	1,832,743
Acquisition related transaction costs	1,837	5,417	7,069	26,846
Special charges, net	23,539	138,201	46,675	244,603
Adjusted operating income	$1,470,145	$1,557,200	$4,799,895	$4,280,416
Adjusted operating margin	47.8%	50.1%	50.1%	48.8%

Nonoperating expense (income)	$54,672	$45,369	152,480	125,487
Acquisition related expenses	2,150	2,288	11,593	6,875
Adjusted nonoperating expense (income)	$56,822	$47,657	$164,073	$132,362

Income before income taxes	$874,821	$847,937	$3,036,217	$2,050,737
Acquisition related expenses	513,126	517,988	1,545,861	1,825,868
Acquisition related transaction costs	1,837	5,417	7,069	26,846
Special charges, net	23,539	138,201	46,675	244,603
Adjusted income before income taxes	$1,413,323	$1,509,543	$4,635,822	$4,148,054

(Benefit from) provision for income taxes	$(2,198)	$98,952	$220,068	$238,402
Effective tax rate	(0.3)%	11.7%	7.2%	11.6%
Tax related items	160,500	100,685	317,591	310,902
Adjusted provision for income taxes	$158,302	$199,637	$537,659	$549,304
Adjusted tax rate	11.2%	13.2%	11.6%	13.2%

Diluted EPS	$1.74	$1.44	$5.55	$3.45
Acquisition related expenses	1.02	1.00	3.04	3.49
Acquisition related transaction costs	—	0.01	0.01	0.05
Special charges, net	0.05	0.26	0.09	0.46
Tax related items	(0.32)	(0.19)	(0.63)	(0.59)
Adjusted diluted EPS*	$2.49	$2.52	$8.07	$6.85
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jul. 29, 2023	Jul. 29, 2023	Apr. 29, 2023	Jan. 28, 2023	Oct. 29, 2022
Revenue	$12,836,771	$3,076,495	$3,262,930	$3,249,630	$3,247,716
Net cash provided by operating activities	$4,779,676	$1,142,454	$1,081,581	$1,406,305	$1,149,336
% of Revenue	37%	37%	33%	43%	35%
Capital expenditures	$(1,089,582)	$(324,574)	$(284,338)	$(176,158)	$(304,512)
Free cash flow	$3,690,094	$817,880	$797,243	$1,230,147	$844,824
% of Revenue	29%	27%	24%	38%	26%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending October 28, 2023
	Reported	Adjusted
Revenue	$2.7 Billion	$2.7 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	26.8%	44.0% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expense	~ $55 Million	~ $55 Million
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$1.19	$2.00 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $464 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $80 million of tax effects associated with the adjustments for acquisition related expenses noted above.
(3) Includes $0.81 of adjustments related to the net impact of acquisition related expenses and the tax effects on those expenses.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contact:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com

(ADI-WEB)